Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Fourth Quarter and Year Ended December 26, 2021
Greenwood Village, CO – March 10, 2022 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal fourth quarter and year ended December 26, 2021.
Fourth Quarter 2021 Key Highlights
•Restaurant revenue of $276.7 million increased 41.5% compared to 2020;
•Comparable restaurant revenue increased 40.1% compared to 2020;
•Restaurants that were at or above 2019 staffing levels had comparable restaurant revenues of 49.3%, compared to 2020;
•Net loss of $21.3 million improved $18.0 million compared to 2020;
•Adjusted EBITDA(1) (a non-GAAP metric) of $8.9 million improved $15.3 million compared to 2020;
•At the end of 2021, we were 93% staffed at the salaried manager positions, and 96% staffed in the General Manager role;
•Seventh consecutive quarter of sustained off-premises sales of more than double pre-pandemic levels, with off-premises sales mix of 31.4% compared to approximately 14.0% in the fourth quarter of 2019. Off-premises sales comprised $84.7 million, $85.1 million and $36.7 million of comparable restaurant revenue for the fourth quarters of 2021, 2020 and 2019, respectively;
•Soft-launched new iOS and Android mobile apps, a new website ordering experience, and a new loyalty platform, creating an integrated digital ecosystem which we expect will improve traffic, order completion and average Guest check; and
•Restaurants that have been serving Donatos® pizza prior to 2021 are continuing to benefit from growing incremental sales beyond their first year as operations mature and brand affinity grows, with comparable restaurant revenue up 8.1% in the fourth quarter compared to 2019 in restaurants without supply chain issues.
Paul J. B. Murphy III, Red Robin’s President and Chief Executive Officer, said, "As the Omicron variant has receded in recent weeks, we are seeing encouraging signs that our business is beginning to normalize with improved staffing levels across our system, growing dine-in sales and sustained off-premises volumes. We remain intently focused on continuing to strengthen our staffing levels and reducing operational complexity to deliver a memorable quality Guest experience and meet the increasing level of demand as Guests are returning to our restaurants.”
Murphy continued, “We remain confident in our execution of our four strategic pillars which focus on (i) being the employer of choice in the industry, (ii) delivering a variety of Gourmet burgers and mainstream favorites that our Guests love, (iii) creating relevant, personalized and memorable Guest experiences, and (iv) executing our growth platforms. Discretionary capital in 2022 will be allocated to our growth platforms that create meaningful value to our shareholders, including Donatos®, our digital ecosystem, and operational and restaurant enhancements.”
Fourth Quarter 2021 Financial Summary Compared to 2020 and 2019
The following table presents financial highlights for the fiscal fourth quarter of 2021, compared to results from the same period in 2020:

	Twelve weeks ended
	December 26, 2021	December 27, 2020
Total revenues (millions)	$283.4	$201.1
Restaurant revenues (millions)	276.7	195.5
Net loss (millions)	(21.3)	(39.3)
Restaurant Level Operating Profit (millions)(2)	$36.0	$12.2
Restaurant Level Operating Profit Margin(2)	13.0%	6.2%
Adjusted EBITDA (millions)(1)	$8.9	$(6.4)

Loss per diluted share ($ per share)	$(1.36)	$(2.53)
Adjusted loss per diluted share ($ per share)(2)	$(1.03)	$(1.79)

(1) See schedule III for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to net loss.
(2) See schedule I for a reconciliation of Adjusted loss per diluted share, a non-GAAP measure, to loss per diluted share, and schedule II for a reconciliation of restaurant level operating profit and restaurant level operating profit margin, non-GAAP measures, to Loss from operations.
Fourth Quarter 2021 Operating Results
Comparable restaurant revenue(3) increased 40.1% in the fourth quarter of 2021 compared to the same period a year ago, driven by a 26.6% increase in Guest count and a 13.5% increase in average Guest check. The increase in average Guest check resulted from a 4.2% increase in pricing, a 7.0% increase in menu mix including incremental sales related to checks that include Donatos® pizza and a 2.3% decrease in discounts. The increase in menu mix was primarily driven by higher sales of beverages and our limited time menu offerings due to higher dine-in sales volumes.
The decrease in Net loss compared to 2020 was primarily due to an $81.1 million increase in restaurant revenue, partially offset by higher marketing expenses, wage rates and transitory costs. The increase in Adjusted EBITDA(2) was due to the aforementioned factors less the impact of Interest expense, Income tax benefits, Depreciation and amortization, and Other charges. $3.2 million of transitory labor and other operating costs
(3) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated five full quarters as of the end of the period presented.

were incurred due to staffing and supply chain challenges, including hiring and training costs, substitute products, temporarily outsourced janitorial costs, one-time bonuses and overtime pay.
Comparable restaurant revenue decreased 0.7% compared to 2019, primarily due to the negative impact of the Omicron variant, and staffing challenges at certain restaurants on traffic. Restaurants that were at or above 2019 staffing levels had comparable restaurant revenues of 6.1% compared to 2019.
Financial Highlights for the Fiscal Year Ended December 26, 2021 Compared to the Fiscal Year Ended December 27, 2020
Total revenues for the fiscal year ended December 26, 2021 were $1.2 billion, an increase of $293.4 million from the fiscal year ended December 27, 2020 primarily driven by favorable Guest counts, menu mix, and pricing, and lapping the impacts of the COVID-19 pandemic, including limited occupant capacities and operating an off-premises only model at our restaurants during periods in which indoor dining rooms were closed in 2020 and closed restaurants. GAAP loss per diluted share was $3.19 in 2021 compared to GAAP loss per diluted share of $19.29 in 2020, and adjusted loss per diluted share was $2.43 compared to adjusted loss per diluted share of $11.33 in the prior year. See Schedule I for a reconciliation of adjusted loss per diluted share (a non-GAAP financial measure) to GAAP net loss and GAAP loss per diluted share. For fiscal year 2021, comparable restaurant revenue(1) increased 33.5%, and comparable restaurant Guest count increased 22.3% compared to 2020.
Balance Sheet and Liquidity
As of December 26, 2021, the Company had outstanding borrowings under the credit facility of $176.1 million, in addition to amounts issued under letters of credit of $7.9 million, and liquidity of approximately $57.9 million including cash on hand and available borrowing capacity under its credit facility. The Company has made net repayments of $29.9 million on its Credit Facility since December 29, 2019.
On March 4, 2022, the Company replaced its prior credit agreement with a new $225.0 million, five-year credit agreement with Fortress Credit Corp. The new credit agreement provides for a $200.0 million term loan and a $25.0 million revolving line of credit, and was arranged by J.P. Morgan Chase Bank N.A. as Sole Lead Arranger and Sole Bookrunner. The new agreement gives us long-term flexibility to strategically invest in our business and create value for our shareholders.
Outlook for 2022 and Guidance Policy
The Company provides guidance of select information related to the Company's financial and operating performance, and such measures may differ from year to year. The Company’s guidance assumes there are no significant disruptions or impacts to its business due to the COVID-19 pandemic or the impact of, geopolitical events, or other factors affecting the macroeconomic environment during 2022. The projections are as of this date. The Company assumes no obligation to update or supplement this information.
The Company currently expects the following for full year 2022:
•Mid-to-high single digit commodity and restaurant labor cost inflation;
•Selling, general and administrative costs between $145 and $155 million;
•Adjusted EBITDA(1) between $80 and $90 million; and,
•Capital expenditures of $40 to $50 million, as we continue to progress our strategic initiatives and focus on operational execution as we emerge from the pandemic, including continued investment in maintaining our restaurants and systems, modest new restaurant growth, Donatos® expansion to approximately 50 restaurants, improvements to our operational technology solutions, and off-premises execution enhancements.
We currently expect to increase pricing in the mid-single digits during 2022, along with other operating initiatives underway, to mitigate cost inflation. We expect margin pressures to persist during 2022, but we expect our trajectory to improve through the year with increased staffing and dine-in sales, and reduced transitory costs. We expect to achieve 2019 restaurant-level operating profit margin in 2023.
(1) Please refer to the Reconciliation of Net Loss to EBITDA and Adjusted EBITDA included on Schedule III of this release. The Company has not provided a reconciliation of its adjusted EBITDA outlook to the most comparable GAAP measure of Net loss. Providing Net loss guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Net loss, including asset impairments and income tax valuation adjustments. The reconciliations of adjusted EBITDA to Net loss for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its fourth quarter and full year 2021 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (412)-317-5104. A replay will be available from approximately two hours after the end of the call and can be accessed by dialing (412)-317-6671; the conference ID is 10164148. The replay will be available through Wednesday, March 17, 2022.

The call will be webcast live from the Company's website at ir.redrobin.com/news-events/ir-calendar, and later archived.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. There are more than 525 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's future performance; anticipated uses of discretionary capital and planned investments in growth platforms; demands of Guests including with the continued demand for carryout, curbside and delivery options; expectations with respect to our market share and frequency; our ability to continue supporting the ongoing execution of our business strategy; continued uncertainty of the impact of industry labor and supply chain challenges and inflationary pressures; anticipated trajectory and impacts of the COVID-19 pandemic, including social distancing measures; statements under the heading "Outlook for 2022 and Guidance Policy," including with respect to commodity and wage inflation, selling, general and administrative costs, adjusted EBITDA, capital expenditures including investment in our restaurant and systems, Donatos® expansion, planned improvements to our operational technology solutions and off-premises execution enhancements, and our expectations regarding the lack of significant disruptions or impacts to the Company's business of COVID-19, geopolitical or other macroeconomic factors; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the impact of COVID-19 and new variants on our results of operations, staffing levels, supply chain, and liquidity; the effectiveness of the Company's strategic initiatives, including alternative labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; our ability to recruit, staff, train, and retain our workforce for service execution; the effectiveness and timing of the Company's marketing strategies and promotions; menu changes and pricing strategy; the anticipated sales growth, costs, and timing of the Donatos® expansion; the implementation, rollout, and timing of new technology solutions, including off-premises enhancements; our ability to achieve revenue and cost savings from off-premises sales and other initiatives; competition in the casual dining market and discounting by competitors; changes in consumer spending trends and habits; changes in the availability and cost of food products, labor, and energy; general economic and operating conditions, including changes in consumer disposable income, weather conditions, and other events affecting the regions where our restaurants are operated; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit minimum wage, consumer and occupational health and safety regulations, health insurance coverage and other benefits, nutritional disclosures, and employment eligibility-related documentation requirements; costs and other effects of legal claims by Team Members, franchisees, customers, vendors, stockholders, and others, including negative publicity regarding food safety or cyber security; and other risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

For media relations questions contact:
Danielle Paleafico, Coyne PR
(973) 588-2000
For investor relations questions contact:
Raphael Gross, ICR
(203) 682-8253

RED ROBIN GOURMET BURGERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Fifty-two Weeks Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Revenues:
Restaurant revenue	$276,697	$195,549	$1,137,733	$854,136
Franchise royalties, fees, and other revenue	6,687	5,501	24,345	14,579
Total revenues	283,384	201,050	1,162,078	868,715

Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	67,142	43,244	260,896	198,487
Labor	99,568	77,175	409,901	332,827
Other operating	51,727	39,883	207,829	164,468
Occupancy	22,251	23,007	96,484	99,521
Depreciation and amortization	19,454	19,504	83,438	87,557
General and administrative	17,778	16,439	75,442	72,493
Selling	15,666	7,900	47,301	34,329
Pre-opening costs and acquisition costs	618	51	1,410	296
Other charges	6,846	15,587	16,074	153,883
Total costs and expenses	301,050	242,790	1,198,775	1,143,861

Loss from operations	(17,666)	(41,740)	(36,697)	(275,146)

Other expense:
Interest expense, net and other	3,471	777	13,457	8,406

Loss before income taxes	(21,137)	(42,517)	(50,154)	(283,552)
Income tax benefit	176	(3,187)	(152)	(7,484)
Net loss	$(21,313)	$(39,330)	$(50,002)	$(276,068)
Loss per share:
Basic	$(1.36)	$(2.53)	$(3.19)	$(19.29)
Diluted	$(1.36)	$(2.53)	$(3.19)	$(19.29)
Weighted average shares outstanding:
Basic	15,715	15,540	15,660	14,314
Diluted	15,715	15,540	15,660	14,314

RED ROBIN GOURMET BURGERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)
	December 26, 2021	December 27, 2020
Assets:
Current Assets:
Cash and cash equivalents	$22,750	$16,116
Accounts receivable, net	21,400	16,510
Inventories	25,219	23,802
Income tax receivable	15,824	16,662
Prepaid expenses and other current assets	16,963	13,818
Total current assets	102,156	86,908
Property and equipment, net	386,336	427,033
Operating lease assets	400,825	415,929
Intangible assets, net	21,292	24,714
Other assets, net	18,389	20,155
Total assets	$928,998	$974,739

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$32,510	$20,179
Accrued payroll and payroll related liabilities	32,584	27,653
Unearned revenue	54,214	50,138
Current portion of operating lease liabilities	48,842	54,197
Current portion of long-term debt	9,692	9,692
Accrued liabilities and other	45,458	40,695
Total current liabilities	223,300	202,554
Long-term debt	167,263	160,952
Long-term portion of operating lease liabilities	435,136	454,296
Other non-current liabilities	26,325	36,224
Total liabilities	852,024	854,026

Stockholders' Equity:
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,722 and 15,548 shares outstanding as of December 26, 2021 and December 27, 2020	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of December 26, 2021 and December 27, 2020	—	—
Treasury stock 4,727 and 4,901 shares, at cost as of December 26, 2021 and December 27, 2020	(192,803)	(199,908)
Paid-in capital	242,560	243,407
Accumulated other comprehensive income (loss), net of tax	1	(4)
Retained earnings	27,196	77,198
Total stockholders' equity	76,974	120,713
Total liabilities and stockholders' equity	$928,998	$974,739

Schedule I
Reconciliation of Non-GAAP Results to GAAP Results
(In thousands, except per share data, unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted net loss, Adjusted (loss) earnings per share - basic, and Adjusted (loss) earnings per share - diluted, which are non-GAAP measurements which present the twelve and fifty-two weeks ended December 26, 2021 and December 27, 2020 Net loss and basic and diluted loss per share, excluding the effects of goodwill impairment, asset impairment, litigation contingencies, board and stockholder matters costs, restaurant closure and refranchising costs, severance and executive transition costs, executive retention costs, COVID-19 related costs, and related income tax effects. The Company believes the presentation of net loss and loss per share exclusive of the identified items gives the reader additional insight into the ongoing operational results of the Company. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein. Income tax effect of reconciling items was calculated based on the change in the total tax provision calculation after adjusting for the identified item. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.

	Twelve Weeks Ended		Fifty-two Weeks Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Net loss as reported	$(21,313)	$(39,330)	$(50,002)	$(276,068)
Restaurant closure and refranchising costs	975	6,856	6,276	19,846
Asset impairment	5,695	6,161	7,052	26,940
Litigation contingencies	—	1,940	1,330	6,440
COVID-19 related costs	176	579	1,288	1,858
Board and stockholder matter costs	—	51	128	2,504
Severance and executive transition	—	—	—	881
Goodwill impairment	—	—	—	95,414
Income tax effect	(1,780)	(4,053)	(4,179)	(40,010)
Adjusted net loss	$(16,247)	$(27,796)	$(38,107)	$(162,195)

Loss per share - basic:
Net loss as reported	$(1.36)	$(2.53)	$(3.19)	$(19.29)
Restaurant closure and refranchising costs	0.06	0.44	0.40	1.39
Asset impairment	0.36	0.40	0.45	1.88
Litigation contingencies	—	0.12	0.08	0.45
COVID-19 related costs	0.01	0.04	0.08	0.13
Board and stockholder matter costs	—	—	0.01	0.17
Severance and executive transition	—	—	—	0.06
Goodwill impairment	—	—	—	6.67
Income tax effect	(0.10)	(0.26)	(0.26)	(2.79)
Adjusted loss earnings per share - basic	$(1.03)	$(1.79)	$(2.43)	$(11.33)

Loss per share - diluted:
Net loss as reported	$(1.36)	$(2.53)	$(3.19)	$(19.29)
Restaurant closure and refranchising costs	0.06	0.44	0.40	1.39
Asset impairment	0.36	0.40	0.45	1.88
Litigation contingencies	—	0.12	0.08	0.45
COVID-19 related costs	0.01	0.04	0.08	0.13
Board and stockholder matter costs	—	—	0.01	0.17
Severance and executive transition	—	—	—	0.06
Goodwill impairment	—	—	—	6.67
Income tax effect	(0.10)	(0.26)	(0.26)	(2.79)
Adjusted loss earnings per share - diluted	$(1.03)	$(1.79)	$(2.43)	$(11.33)

Weighted average shares outstanding
Basic	15,715	15,540	15,660	14,314
Diluted	15,715	15,540	15,660	14,314

Schedule II
Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Restaurant revenues, Loss from Operations and Net Loss
(In thousands, unaudited)
The Company believes restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenue minus restaurant-level operating costs, excluding restaurant impairment and closure costs. The measure includes restaurant-level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation related to restaurant equipment, buildings, and leasehold improvements. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general, and administrative costs, and therefore excludes costs associated with selling, general, and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company's investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to loss from operations or net loss as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry. The table below sets forth certain unaudited information for the twelve and fifty-two weeks ended December 26, 2021, and December 27, 2020 expressed as a percentage of total revenues, except for the components of restaurant-level operating profit that are expressed as a percentage of restaurant revenue.

	Twelve Weeks Ended				Fifty-two Weeks Ended
	December 26, 2021		December 27, 2020		December 26, 2021		December 27, 2020
Restaurant revenues	$276,697	97.6%	$195,549	97.3%	$1,137,733	97.9%	$854,136	98.3%
Restaurant operating costs(1):
Cost of sales	67,142	24.3	43,244	22.1	260,896	22.9	198,487	23.2
Labor	99,568	36.0	77,175	39.5	409,901	36.0	332,827	39.0
Other operating	51,727	18.7	39,883	20.4	207,829	18.3	164,468	19.3
Occupancy	22,251	8.0	23,007	11.8	96,484	8.5	99,521	11.7
Restaurant-level operating profit	36,009	13.0%	12,240	6.2%	162,623	14.3%	58,833	6.8%

Add – Franchise royalties, fees, and other revenue	6,687	2.4%	5,501	2.7%	24,345	2.1%	14,579	1.7%
Deduct – other operating:
Depreciation and amortization	19,454	6.9	19,504	9.7	83,438	7.2	87,557	10.1
General and administrative expenses	17,778	6.3	16,439	8.2	75,442	6.5	72,493	8.3
Selling	15,666	5.5	7,900	3.9	47,301	4.1	34,329	4.0
Pre-opening & acquisition costs	618	0.2	51	—	1,410	0.1	296	—
Other charges	6,846	2.4	15,587	7.8	16,074	1.4	153,883	17.7
Total other operating	60,362	21.3%	59,481	29.6%	223,665	19.2%	348,558	40.1%

Loss from operations	(17,666)	(6.2)%	(41,740)	(20.8)%	(36,697)	(3.2)%	(275,146)	(31.7)%

Interest expense, net and other	3,471	1.2	777	0.4	13,457	1.2	8,406	1.0
Income tax benefit provision	176	0.1	(3,187)	(1.6)	(152)	—	(7,484)	(0.9)
Total other	3,647	1.3	(2,410)	(1.2)	13,305	1.1	922	0.1

Net loss	$(21,313)	(7.5)%	$(39,330)	(19.6)%	$(50,002)	(4.3)%	$(276,068)	(31.8)%
________________________________________
(1)Excluding depreciation and amortization, which is shown separately.
Certain percentage amounts in the table above do not total due to rounding as well as the fact that components of restaurant-level operating profit are expressed as a percentage of restaurant revenue and not total revenues.

Schedule III
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

The Company defines EBITDA as net loss before interest expense, income taxes, and depreciation and amortization. EBITDA and adjusted EBITDA are presented because the Company believes investors' understanding of its performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating its ongoing results of operations excluding the effects of goodwill impairment, asset impairment, litigation contingencies, board and stockholder matters costs, restaurant closure and refranchising costs, severance and executive transition costs, executive retention costs and COVID-19 related costs. EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net loss or cash flow from operations, as determined by GAAP, and the Company's calculation thereof may not be comparable to that reported by other companies in its industry or otherwise. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations shown in the table below. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to the Company's performance based on its GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and the Company's presentation of adjusted EBITDA should not be construed as an inference that its future results will be unaffected by excluded or unusual items. The Company has not provided a reconciliation of its adjusted EBITDA outlook to the most comparable GAAP measure of Net loss. Providing Net loss guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Net loss, including asset impairments and income tax valuation adjustments. The reconciliations of adjusted EBITDA to Net loss for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

	Twelve Weeks Ended		Fifty-two Weeks Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Net loss as reported	$(21,313)	$(39,330)	$(50,002)	$(276,068)
Interest expense, net	3,733	1,047	14,168	9,012
Income tax benefit	176	(3,187)	(152)	(7,484)
Depreciation and amortization	19,454	19,504	83,438	87,557
EBITDA	$2,050	$(21,966)	$47,452	$(186,983)

Restaurant closure and refranchising costs	$975	$6,856	$6,276	$19,846
Asset impairment	5,695	6,161	7,052	26,940
Litigation contingencies	—	1,940	1,330	6,440
COVID-19 related costs	176	579	1,288	1,858
Board and stockholder matter costs	—	51	128	2,504
Severance and executive transition	—	—	—	881
Goodwill impairment	—	—	—	95,414
Adjusted EBITDA	$8,896	$(6,379)	$63,526	$(33,100)